Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 6, 2020, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-248413) and related Prospectus of Palantir Technologies Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

San Jose, California

September 21, 2020